THE SIAM COMMERCIAL BANK PUBLIC COMPANY LIMITED

                                   Head Office

No. Phor.1/6-441853                                              16 October 2001


Re       Notice on Approved Credit Facilities

To       Managing  Director,  King Power Duty Free Co., Ltd.
         Managing Director, King Power Tax Free Co., Ltd.


Whereas King Power Group of Companies have applied for additional credit facilities according to the letter No. Khor.Phor.Kor. 125/2544 dated 12 July 2001.

The Bank is pleased to inform you that the additional credit facilities have been approved for King Power Duty Free Co., Ltd. ("KPD") and King Power Tax Free Co., Ltd. ("KPT") for the total amount of Baht 810.0 million, with the details and conditions as follows :

King Power Duty Free Co., Ltd.

1.       Long-Term Loan

         Amount             Baht 50.0 million

         Interest Rate      -      MLR Conditions
                            -      For improvement of duty free shops at Bangkok
                                   International Airport (Don Mueang)
                            -      Loan  amount  is  payable  50%  according  to
                                   installment  of  works  in  the  Construction
                                   Contract
                            -      Interest is payable  monthly,  commencing  on
                                   the first withdrawal of the loan amount
                            -      Grace period for the principal is six months,
                                   from the first withdrawal of the loan amount.
                                   Upon completion of the grace period, the principal must be repaid monthly at Baht 2.10 million.
                                   Repayment period of the principal is two years (24 installments).

2. Letter of Credit & Trust Receipt (L/C+T/R) to be used jointly with Domestic Letter of Credit & Promissory Note (D.L/C+P/N)

       Amount               Baht 200.0 million
       Fees                 -      Opening of L/C, 1/4% per 3 months
                            -      Opening of D.L/C, 0.2% per month
       Interest Rate        -      T/R, at the Bank's announced rate

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                            -      P/N, at MOR
       Conditions           -      For  ordering  merchandise  from  abroad  and
                                   locally
                            -      The term of T/R and P/N is not exceeding  120
                                   days

3.       Letter of Guarantee

         Amount             Baht 500.0 million
         Fees               2.0% p.a.
         Conditions         -      For Guarantees with the Airport Authority of
                                   Thailand   according  to  the  contracts  for
                                   granting  permission  for  selling  duty free
                                   merchandise
         Period             -      As  specified  in  the contracts for granting
                                   permission  for selling duty free merchandise

Collateral
----------

1. To pledge the rights on deposits at 30% of the long-term loan amount and L/C+T/R and D.L/C+P/N, or equivalent to Baht 75.0 million, as collateral for performance of all obligations.

2. To pledge the rights on deposits at 20% of the amount of Letter of Guarantee, or equivalent to Baht 100.0 million, as collateral for performance of all obligations.

3. Joint guarantee by Mr. Vichai Raksriaksorn and Mr. Viratana Suntaranond for Baht 750.0 Million.

4. Guarantee by King Power Tax Free Co., Ltd., King Power International Co., Ltd., and King Power On Board Sale & Service Co., Ltd., for Baht
         750.0 Million each.

King Power Tax Free Co., Ltd.

1.       Domestic Letter of Credit & Promissory Note (D.L/C+P/N)

         Amount             Baht 50.0 million
         Fees               -      Opening of D.L/C, 0.2% per month
         Interest Rate      -      P/N, at MOR
         Conditions         -      For ordering merchandise locally
                            -      The term of P/N is not exceeding 120 days

2.       Letter of Guarantee

         Amount             Baht 10.0 million
         Fee                2.0% p.a.
         Conditions         -      For Guarantees with the Airport Authority  of
                                   Thailand  according  to  the  contracts   for
                                   granting  permission  for selling merchandise
                                   and souvenirs
Collateral
----------

1. To pledge the rights on deposits at 30% of the amount of D.L/C+ +P/N and Letter of Guarantee, or equivalent to Baht 18.0 million, as collateral for performance of all obligations.

2. Joint guarantee by Mr. Vichai Raksriaksorn and Mr. Viratana Suntaranond for Baht 60.0 Million.

3. Guarantee by King Power Duty Free Co., Ltd., King Power International Co., Ltd., and King Power On Board Sales & Services Co., Ltd., for Baht
         60.0 Million each.

We also attach the Terms and Conditions as guidelines for your compliance.

In receiving the approved credit facilities, King Power Group of Companies must comply with the attached Terms and Conditions, sign the documents in the format and conditions set forth by the Bank, and comply with the procedure, conditions and method specified by the Bank in all respects. However, the Bank reserves the right to cancel or stop or change the amount of credit facilities and various conditions as necessary or deemed appropriate, either in whole or in part, without having to give an explanation or notify King Power Group of Companies in advance.

                                                  Yours truly,

                                 The Siam Commercial Bank Public Company Limited

                                                   - Signed -
                                   (Mr. Somchai Mitphaibun) Authorized Person

                              Terms and Conditions
                Letter No. Phor. 1/6-441853 dated 16 October 2001


"King Power Group of Companies" consisting of

         King Power Duty Free Co., Ltd. ("KPD")
         King Power Tax Free Co., Ltd. ("KPT")
         King Power International Co., Ltd. ("KPI")
         King Power On Board Sale & Service Co., Ltd. ("KPO")

shall proceed as follows :

1.       Submission of Documents

         King Power Group of Companies shall prepare and submit the following documents to the Bank :

         (1) Monthly Sales Report - to be submitted to the Bank on or before the 15th of every month; and

         (2) Audited Quarterly Financial Statements - to be submitted to the Bank within 45 days from the end of each quarter

2.       Payment of Remuneration Under the Contracts

         King Power Duty Free Co., Ltd. and King Power Tax Free Co., Ltd. must pay the remuneration under the contracts to the Airport Authority of Thailand ("AAT") from a bank account at the Bank, and submit copies of the receipts issued by AAT to the Bank within 15 days from the date of each payment.

         Note : Payment of remuneration according to the above contracts shall be made from the following bank accounts :

         King Power Duty Free Co., Ltd - Current A/C No. 105-3-00388-3
                                         Choetwutthakat Road Branch (Don Mueang)
                                         on  or  before  the 20th of every month

         King Power Tax Free Co., Ltd -  Current A/C No. 105-3-00400-9,
                                         Choetwutthakat Road Branch (Don Mueang)
                                         on  or  before  the  5th of every month

         In case King Power Duty Free Co., Ltd. and/or King Power Tax Free Co., Ltd. has an outstanding payment of remuneration to AAT as described above, the Bank must be notified immediately.

         If King Power Duty Free Co., Ltd. and/or King Power Tax Free Co., Ltd. shall not receive a permission to operate the business of selling duty free merchandise at the new airport (Nong Ngu Hao), the Bank must be notified at least one year in advance before relocation of the airport.

3.       Inventory

         King Power Group of Companies shall permit the Bank to take inventory of the merchandise of King Power Group of Companies, jointly with the company and the Customs Department, and to submit the obligations on L/C+T/R with other financial institutions the Bank monthly. King Power Group of Companies shall make a letter of consent, in the form specified by the Bank, for the Bank to take over the inventory and selling the same for performance of the obligations to the Bank.

4.       Sale Slips

         King Power Group of Companies shall attempt to sell sale slips to the Bank for not less than 70% of the total amount; and in case of using Visa Card and Master Card via EDC of the Bank not less than 90% of the total amount.

5.       Sales of Foreign Currencies or T/C

         King Power Group of Companies agree to sell foreign currencies or T/C received from selling duty free merchandise to the Bank only.

         - US Dollar                 should  be  not  less than US$ 1,000,000.00
                                     per month.
         - Other foreign currencies  the total  of all foreign currencies should be not less than US$ 1,000,000.00 per month

                 THE SIAM COMMERCIAL BANK PUBLIC COMPANY LIMITED

        Letter Requesting the Bank to Deduct Money from Deposits Accounts


                                         Made at the Siam Commercial Bank Public
                                                    Company Limited, Head Office

                                         Date


Whereas we, King Power Tax Free Co., Ltd., hereinafter called the "Debtor" have credit facilities with the Siam Commercial Bank Public Company Limited, hereinafter called the "Bank," and we have the obligations to perform and/or comply with the terms and conditions of the said credit facilities regarding payment of the fees, stamp duties, insurance premiums, service charges, and relevant expenses and/or the damages concerning or in connection with the credit facilities granted by the Bank or our performance of obligations to the Bank and/or various persons or juristic persons, hereinafter called the "third party," existing at present and/or in the future, in accordance with the conditions specified in the agreements of the credit facilities that we and/or the Debtor have made with the Bank, hereinafter called collectively and instead of one another as the "Debt,"

For our convenience and/or that of the Debtor in paying the said debt to the Bank and/or the third party, we request the Bank to deduct money from the deposits accounts that we have with the Bank, be it any type of deposits account existing at present or in the future, hereinafter called collectively as the "deposits accounts" to pay our debt as stated above.

Therefore, by means of this letter, we request the Bank to proceed as follows :

1. We request the Bank to deduct money from our deposits accounts according to the amount of debt we and/or the Debtor have with the Bank and/or a third party, whereby the Bank is entitled to immediately deduct money from all deposits accounts, from any account before or after, and in any amount from each deposits account as the Bank deems appropriate, to pay the debt we and/or the Debtor have with the Bank and/or a third party upon due date without having to notify us, and the Bank is entitled to deduct money from our deposits accounts, either in whole or in part. If various types of debt become due simultaneously, the Bank may deduct money from our deposits accounts to pay any type of debt or several types of debt, either in whole or in part, and in any priority.

         For deduction of money from our deposits accounts for paying the debt in the previous paragraph, we consent the Bank to collect any fee and/or service charge and/or expense concerning such deduction from our deposits accounts and/or concerning the said debt in the previous paragraph and/or the collateral we and/or the Debtor have submitted to the Bank at the rate fixed by the Bank, and we consent the Bank to deduct money from our deposits accounts to pay the said debt as well.

2. If there appears to be no money in the deposits accounts for transfer or deduction for paying our debt, or having money but with insufficient amount for transfer or deduction for paying our debt in full, we consent the Bank to proceed with any or all of the followings without having to notify us in advance :

         (1) Deduct other moneys we have with the Bank and/or the money we are entitled to receive from the Bank, including the money we own or being the creditor of the Bank, as well as all rights of claims we have or may demand from the Bank, existing at present or in the future, for paying such debt.

         (2) Pay or transfer money or issue a cheque or take any action according to the request, agreement, or other document we and/or the Debtor have made with the Bank or a third party, either existing at present or in the future, for paying the debt to a third party. Thereby, we consent to reimburse the Bank in full of such amount plus interest at the maximum interest rate for general customers who defaulted the condition as announced by the Bank under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount which, at the time of making this letter, is 15.00% p.a., and subject to change as announced by the Bank from time to time, hereinafter called the "maximum default interest rate" from the date of the said action has been taken by the Bank to the date on which we shall reimburse the Bank in full.

         (3) Debit the amount of the total debt or the outstanding debt after deduction of money from the deposits accounts according to Clause 1 and/or deduction of any amount according to Clause 2 (1) and/or which incurred from the action taken according to Clause 2 (2) into the current account we have with the Bank in order that we shall owe the same amount as overdraft. Thereby, we consent to pay interest of the accumulated overdraft amount to the Bank at the maximum interest rate announced by the Bank under the Notification of the Bank of Thailand on Procedure for Commercial Banks Regarding Interest and Discount which, at the time of making this letter, is 11.50% p.a., and subject to change as announced by the Bank from time to time, hereinafter called the "maximum interest rate." In case of breach of the terms and conditions of the application for opening the current account and/or the Overdraft Agreement we have made with the Bank, we consent to pay the maximum default interest rate instead of the said maximum interest rate according to the practice of computing accumulated interest of overdraft of the commercial banks, from the date of the said overdraft onwards. And, in this case, it shall not be deemed as paying other debt resulting in the finish of our liability, until we shall have made debt payment to the Bank totally and accordingly.

                  Whether the Bank proceeds with any or all of the above, we consent that we remain to have the obligation to pay the debt to the Bank, and this shall not relieve us from being a defaulter in anyway.

3. We agree that all documents concerning deduction of money from our deposits accounts and/or the Bank's action as specified herein shall be deemed correct in all respects.

         In deduction of money from the said deposits accounts, the Bank does not need to notify us because we will know of such items from the passbook and/or statement and/or money slip or receipt.

4. All agreements already made by us and/or those to be made in the future with the Bank concerning deduction of money from our deposits accounts for paying our debt and/or that of the Debtor with the Bank and/or the debt we request the Bank to pay to a third party, if the said agreement has method of deduction differently from this letter, we consent that the Bank is entitled to choose to deduct money from our deposits accounts by any or all methods specified in any or all agreements or as specified herein, as the Bank deems appropriate.

         In case of change of the number of any of our deposits accounts due to whatever reasons, we agree that this letter shall be valid to the new deposits account number as well.

5. As the Bank deducts money from our deposits accounts and/or any amount specified herein according to our request, should there be any damage or error due to whatever reasons, the Bank shall not be liable thereto.

6. We acknowledge that the Bank is entitled to proceed with any or all above actions, and should any damage occurred to the Bank due to carrying our any of the above actions, we consent to make compensation to the Bank in all respects and with no condition whatsoever.

7. We consent that this letter shall be valid continuously and we shall not revoke it until we and/or the Debtor shall have paid all debts to the Bank accordingly.

We acknowledge the contents of this letter entirely and found it to be in accordance with our intention, and hereunder sign our name and affix seal (if any) on the date indicated above.

                                                          (Company Seal Affixed)
                                   - Signed -            Deposits Accounts Owner
                         (King Power Tax Fee Co., Ltd.)


                                   - Signed -            Witness
                              (Apichart Yodmueang)


                                   - Signed -            Witness